EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement No. 333-84472 on Form S-4 of HEC Holdings, Inc. of:

•	our report dated January 16, 2002 (March 6, 2002 as to Note 25) appearing on page II-19 of the General Motors Corporation Annual Report on Form 10-K for the year ended December 31, 2001;

•	our report dated January 15, 2002 (March 7, 2002 as to Note 21) appearing on page 49 of the Hughes Electronics Corporation Annual Report on Form 10-K for the year ended December 31, 2001; and

•	our report dated January 10, 2002 (March 7, 2002 as to the PAS-7 Insurance Claim described in Note 4, and the Refinancing described in Note 5) appearing on page 53 of the PanAmSat Corporation Annual Report on Form 10-K for the year ended December 31, 2001.

We also consent to the use in this Registration Statement of our report dated March 12, 2002 on the balance sheet of HEC Holdings, Inc. as of March 11, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the headings “Summary—Selected Historical and Pro Forma Financial Data—GM Selected Historical Financial Data”, “Summary—Selected Historical and Pro Forma Financial Data—Hughes Selected Historical Financial Data”, and “Experts” in the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan

September 30, 2002